Exhibit 99.B(d)(23)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Integrity Asset Management, LLC

As of May 18, 2004, as amended July 20, 2009

SEI Institutional Managed Trust

Small/Mid Cap Diversified Alpha Fund

Small Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Integrity Asset Management, LLC

By:	By:

/s/ David F. McCann	/s/ William McNett

Name:	Name:

David F. McCann	William McNett

Title:	Title:

Vice President	Principal

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Integrity Asset Management, LLC

As of May 18, 2004, as amended July 20, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small/Mid Cap Diversified Alpha Fund	X.XX	%
Small Cap Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Integrity Asset Management, LLC

By:	By:

/s/ David F. McCann	/s/ William McNett

Name:	Name:

David F. McCann	William McNett

Title:	Title:

Vice President	Principal